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                                                                  Exhibit (j)(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 2-80751 of Metropolitan Series Fund, Inc. on Form N-1A of our report dated February 16, 2001, appearing in the annual report to shareholders of Metropolitan Series Fund, Inc. for the year ended December 31, 2000 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 4, 2001